Exhibit 99.1

FORM OF PROXY

FOUNDATION BANCORP, INC.

SPECIAL MEETING OF SHAREHOLDERS

[DATE], 2016

10:00 a.m. Pacific Standard Time

Foundation Bancorp Executive Offices

1110 112th Avenue NE, Suite 200

Bellevue, Washington 98004

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Foundation Bancorp, Inc. 1110 112th Avenue NE, Suite 200 Bellevue, Washington 98004	proxy

Proxy for Special Meeting of Shareholders of Foundation Bancorp, Inc. – [DATE], 2016

This Proxy is Solicited on Behalf of the Board of Directors of Foundation Bancorp, Inc.

The undersigned shareholder of Foundation Bancorp, Inc., revoking any proxy previously given, hereby constitutes and appoints [DUANE C. WOODS] and [LOUIS H. MILLS], and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of common stock of Foundation Bancorp, Inc., a Washington corporation, held of record by the undersigned at the close of business on [RECORD DATE], 2016 at the special meeting of shareholders of Foundation Bancorp, Inc. to be held at the principal executive offices of Foundation Bancorp, Inc. at 1110 112th Avenue NE, Suite 200, Bellevue, Washington 98004, on [DATE], 2016, at 10:00 a.m. Pacific Standard Time, and at any adjournment(s) or postponement(s) thereof.

Unless a contrary direction is indicated, this proxy will be voted FOR the proposal to approve and adopt the Agreement and Plan of Merger, dated as of April 26, 2016 (as it may be amended from time to time, the “merger agreement”), by and among by and among Pacific Continental Corporation, Pacific Continental Bank, Foundation Bancorp, Inc. and Foundation Bank, and FOR a proposal to adjourn or postpone the special meeting to a later date or time, if necessary or appropriate, for the purpose of soliciting additional proxies in the event there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement and in accordance with the judgment of the proxyholder as to the best interests of Foundation Bancorp, Inc. upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

IF YOU ELECT TO VOTE BY MAIL, PLEASE FILL IN, DATE, SIGN AND MAIL

THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

See reverse side for voting instructions.

[Computershare] [ADDRESS] [ADDRESS]
Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet – Go to www.investorvote.com/FDNB to transmit your voting instructions up until 11:59 p.m. (PST) on [DATE ONE DAY BEFORE MEETING], 2016. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Phone – Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone to transmit your voting instructions up until 11:59 p.m. (PST) on [DATE ONE DAY BEFORE MEETING], 2016. Have your proxy card in hand when you call and then follow the instructions.

MAIL – Mark, sign and date your proxy card and return it in the postage-page envelope provided.

If you vote your proxy by Internet or telephone, you do NOT need to mail back your proxy card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,

SIMPLY SIGN, DATE AND RETURN THIS PROXY CARD.

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The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	To approve and adopt the Agreement and Plan of Merger, dated as of April 26, 2016, by and among Pacific Continental Corporation, Pacific Continental Bank, Foundation Bancorp, Inc. and Foundation Bank, as it may be amended from time to time.	☐	For	☐	Against	☐	Abstain

2.	To adjourn or postpone the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in event there are insufficient votes at the time of the special meeting to approve and adopt the merger agreement.	☐	For	☐	Against	☐	Abstain

Note: In accordance with their discretion, to vote upon all other matters that may properly come before the special meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.

Address Change? Mark Box ☐ Indicate changes below:	Date	Date

	Signature in Box	Signature in Box (Joint Owners)

Please sign exactly as your name(s) appear on the Proxy. If held in joint tenancy, all persons should sign. When signing as attorney, executor, administrator or other fiduciary, please include full title and authority. If a corporation or partnership, please provide the full name of corporation or partnership and title of authorized officer signing the Proxy.

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